Exhibit 99.2- Press Release

Minatura Gold - Announces Signing of Agreement to Acquire Flat Holdings’ 40% Interest in Gold Venture 2008, LLC

Medellin, Colombia, SA -- Minatura Gold, (OTCBB:MGOL) announced today that it has signed a definitive agreement with Gold Venture 2008, LLC (“Gold Venture”), and Flat Holdings, LLC (“Flat”) to acquire 40% of the Membership Interests of Gold Venture.

The Acquisition of Flat’s 40% interest in Gold Venture, along with the previously announced Agreement to merge with Gold Resource Partners, LLC, which owns 60% of Gold Venture, will provide Minatura Gold with the ownership of 100% of Gold Venture 2008, LLC, 100% of Minatura Nevada Corp., and 100% of Camicol SA, along with various other mining properties located in Colombia, including the San Pablo Gold Mine, an ongoing mining operation that is in production, located in the mining district of Segovia-Remedios.

Upon completion of the Merger with Gold Resource Partners, LLC and the acquisition of Flat’s 40% interest in Gold Venture 2008, LLC, Minatura Gold will own and operate mining concessions in Colombia, in addition to owning a dredging equipment manufacturer capable of producing mining equipment utilized in mining operations. The mining concessions located in the mining districts of Antioquia and Caldas, Colombia, currently include in excess of 99,000 acres of mining property. Dredging equipment built and supplied by Minatura Nevada Corp., a subsidiary of Gold Resource Partners, LLC, is currently on location at the Coco Hondo site in Colombia, which is owned by Gold Venture.  Environmental permits were issued in February of 2009 to commence mining operations, which are anticipated to start production in Q3.

Paul Dias, the new CEO of MGOL, and a founder of Gold Resource Partners, LLC and Gold Venture, indicated that, “we are proceeding with the compiling of our financial statements for all entities involved to enable us to complete audits and close on the transactions.” Mr. Dias has been working on the Colombian project for over seven years and stated that: “the support of the private investors in the various involved companies has provided the impetus to create a substantial public gold mining company in Colombia.”

Minatura Gold cautions investors in acquiring stock in the company as the result of the above transactions, as the agreements with Gold Venture 2008, LLC, Gold Resource Partners, LLC and Flat Holdings LLC contain material conditions yet to be completed, such as the completion of audited financial statements of the entities involved.

Forward-Looking Statement: The statements in this press release regarding any implied or perceived benefits from the Merger with Gold Resource Partners, LLC and the acquisition of Flat Holdings’ 40% interest in Gold Venture 2008, LLC, and the plans to own and operate mining concessions and any other effects resulting from any of the above are forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, our ability to complete the merger and acquisitions, the continued ownership and operation of mining concessions, production of gold at historical rates, costs of operations, delays, and any other difficulties related to producing minerals such as gold, continued maintenance of the operating business, price of gold, marketing and sales of produced minerals, risks and effects of legal and administrative proceedings and governmental regulation, especially in a foreign country, future financial and operational results, competition, general economic conditions, and the ability to manage and continue growth.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions and those set forth in reports or documents we file from time to time with the SEC. We undertake no obligation to revise or update such statements to reflect current events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

For Further information go to www.minaturagold.com

Contact:
     Minatura Gold
     Paul Dias, (619) 704-3679